                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                         ----------------------------

                                   FORM 8-K



                                CURRENT REPORT
                     FILED PURSUANT TO SECTION 13 OR 15(D)
                                      OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 27, 1998



                        CMG INFORMATION SERVICES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



          DELAWARE                       0-22846                04-2921333
 (State or other jurisdiction   (Commission File Number)      (IRS Employer
 OF INCORPORATION)                                            IDENTIFICATION
                                                              NO.)



 100 BRICKSTONE SQUARE ANDOVER, MA                             01810

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (978) 684-3600

ITEM 5  OTHER EVENTS.
---------------------

     Pursuant to a Common Stock Purchase Agreement entered into as of February 15, 1998 between CMG Information Services, Inc. ("CMG") and Sumitomo Corporation ("Sumitomo"), CMG sold 312,500 shares of its common stock (the "CMG Shares") to Sumitomo on February 27, 1998. The CMG Shares were priced at $32.00 per share, with proceeds to CMG totaling $10,000,000. The CMG Shares purchased by Sumitomo are not registered under the Securities Act of 1933 and carry a one year prohibition on transfer or sale. Under the terms of the agreement and following the one-year period, Sumitomo is entitled to two demand registration rights as well as piggy back registration rights. Additionally, Sumitomo is subject to "stand still" provisions, whereby it is prohibited for a period of three years, without the consent of CMG, from (i) increasing its ownership in CMG above ten percent of CMG's outstanding shares, (ii) proposing or soliciting any person to propose a business combination with, or change of control of, CMG, (iii) making, proposing or soliciting any person to propose a tender offer for CMG stock, and
(iv) entering into any voting agreement with respect to its CMG Shares.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
---------------------------------------------------------------------------

No financial statements or pro forma financial information are filed as a part of this report. The exhibit filed as part of this report is listed in the
Exhibit index hereto.



Exhibit
   No.          Description
 -----          -----------

99.1 Common Stock Purchase Agreement dated as of February 15, 1998 by and between CMG Information Services, Inc. and Sumitomo Corporation. The Disclosure Letter has been omitted. The Registrant hereby undertakes to furnish supplementally a copy of the Disclosure Letter to the Commission upon request.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                               CMG INFORMATION SERVICES, INC.
                                         (Registrant)



                               /s/ Andrew J. Hajducky III
                               ---------------------------
March 19, 1998                 Andrew J. Hajducky III, CPA
                               Chief Financial Officer and Treasurer